CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our reports dated December 16, 2004 with respect to Dreyfus Premier Core Bond Fund and Dreyfus Premier Corporate Bond Fund, which is incorporated by reference in this Registration Statement (Form N-1A 33-7172 and 811-4748) of Dreyfus Premier Fixed Income Funds.

/s/ERNST & YOUNG
ERNST & YOUNG LLP

New York, New York
February 18, 2004